IMMEDIATE RELEASE
Wednesday, April 19, 2000

                         CALPROP REPORTS FOURTH QUARTER
                               AND YEAREND RESULTS

                       Calprop Reports $700K loss in 1999

MARINA DEL REY, CA, April 19, 2000 -- Calprop Corporation (OTCBB:CLPO), a California and Colorado home builder, in reporting financial results for the three and twelve month periods ended December 31, 1999, today reported that it has incurred a net loss from operations for both the three and twelve month periods ended December 31, 1999.

      "For both the three and twelve month periods ended December 31, 1999, Calprop recognized a loss from operations. The Northern and Southern California markets as well as the Denver Metro market continue to provide robust housing sales, and as a result on March 12, 2000, our total units in backlog remain high at 166 units, $45,750,000, up 37.9% from 140 units, $33,180,000 as of March 15,
1999. Despite this increase in backlog and the ongoing development of ten projects, the weaker than anticipated results in the three months ended December 31, 1999, was the impetus to record a deferred tax expense of $1,700,000," said Victor Zaccaglin, Calprop's chairman and chief executive officer.

      For the fourth quarter, Calprop's revenues were $10.7 million, an increase of $0.1 million or .8% from $10.6 million of revenues in the fourth quarter a year ago. Income from development operations was $478,993 for the fourth quarter, down $408,358 compared to $887,351 in the same quarter in the prior year. The net loss for the fourth quarter of 1999 was $(2,082,615) or $(0.20) per share on 10,289,271 weighted average shares and common stock equivalents, compared with net income of $2,859,850, or $0.27 per share on 10,465,459 weighted average shares and common stock equivalents, in the same quarter a year ago. The diminished results were primarily driven by recording $1,700,000 in deferred tax expense.

      For the year-to-date period, revenues were $52.6 million, up 59.0% from $33.1 million in 1998. The loss from development operations was $(162,787) for the twelve months ended December 31, 1999, down $2,790,311 compared to $2,627,524 for the same period in the prior year. The company reported a net loss of $(752,582), or $(0.07) per share on 10,289,852 weighted average shares and common stock equivalents, for the twelve months ended December 31, 1999, compared with net income of $5,368,006, or $0.52 per share on 10,281,295 weighted average shares and common stock equivalents, in the same period in 1998. The reduction in results were primarily driven by a decrease in contribution margin to 4.48% down from 7.94% during the same period in the prior year and the recognition of $2,519,521 in impairment of real estate assets.

      "At year end 1999, we had a total of 260 single-family residences and 886 lots under development. This compares with 196 residences and 918 lots a year earlier. Real estate under development was $79,070,791 as of December 31, 1999, up $13,788,594 or 21.1% compared to $65,282,197 as December 31, 1998. This increase reflects the ongoing development of ten projects, two of which were acquired this year," Zaccaglin stated.

      At December 31, 1999, shareholders' equity was $7,763,373, or $0.75 per share on 10,289,852 weighted average shares and common stock equivalents compared with $8,459,521, or $0.82 per share on 10,281,295 weighted average shares and common stock equivalents in 1998. Cash balances of $1.4 million are comparable with last year. Total trust deeds and notes payable was $73,076,171, up $14,681,378 or 25.1% compared to $58,394,793 in 1998. The Company's debt-to-equity ratio increased to 6.2 to 1, up from 4.3 to 1 in the prior year.

      "The Company began development on three new developments during 1999, McGuire Luxury Apartments, a 181 unit luxury apartment in San Diego, California, Parc West Apartments, a 68 unit affordable apartment in Milpitas, California and Montserrat Classics, a 105 lot development in Murrieta, California. All of the company's eleven projects are presently under development except for the Parc West Apartments, which is in design at this time. I look to 2000 as a year to both increase revenues and to generate income from operations," Zaccaglin stated.

      Calprop builds quality homes in some of the most desirable communities in both California and Colorado. The Company's common stock is traded on the OTC Bulletin Board under the symbol CLPO.

                                (Table Follows)

                               CALPROP CORPORATION
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                  Three Months Ended                     Twelve Months Ended
                                                                     December 31,                           December 31,
                                                           --------------------------------        --------------------------------
                                                               1999                1998                1999                1998
                                                           ------------        ------------        ------------        ------------
Development operations:
  Real estate sales                                          10,703,402          10,612,910          52,598,849          33,071,722
  Cost of real estate sales                                  10,224,409           9,725,559          50,242,115          30,444,198
                                                           ------------        ------------        ------------        ------------
                                                                478,993             887,351           2,356,734           2,627,524

Recognition of impairment of real estate
under development                                                    --                  --          (2,519,521)                 --
                                                           ------------        ------------        ------------        ------------
Income (loss) from development operations                       478,993             887,351            (162,787)          2,627,524
                                                           ------------        ------------        ------------        ------------

Other income                                                     27,447              27,873             107,610              87,405

Other expenses:
  General and administrative expenses                           742,611             467,111           2,309,225           1,752,909
  Interest expense                                               12,780               5,768              70,304             135,081
  Investment property holding costs                                  --                  --                  --                  --
                                                           ------------        ------------        ------------        ------------
Total other expenses                                            755,391             472,879           2,379,529           1,887,990

Minority interests                                              117,037              26,195               1,249             232,633
                                                           ------------        ------------        ------------        ------------

Income (loss) before benefit for income taxes                  (365,988)            416,150          (2,435,955)            594,306
Benefit for income taxes                                      1,716,627          (2,443,700)         (1,683,373)         (4,773,700)
                                                           ------------        ------------        ------------        ------------

Net income (loss)                                           ($2,082,615)         $2,859,850           ($752,582)         $5,368,006

Net income (loss) allocable to common stock                 ($2,082,615)         $2,859,850           ($752,582)         $5,368,006

Diluted income (loss) per share                                  ($0.20)                  0              ($0.07)              $0.52

Weighted average shares of common stock                      10,289,271          10,465,459          10,289,852          10,281,295

Units Sold:
    Single-Family Homes                                              49                  50                 226                 162
    Townhomes                                                         0                   0                   0                   0
                                                           ------------        ------------        ------------        ------------
        Total                                                        49                  50                 226                 162

                                    - more -

                               CALPROP CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998

Assets
                                                                                      1999          1998
                                                                                  -------------------------
REAL ESTATE UNDER DEVELOPMENT                                                     $79,070,791   $65,282,197

OTHER ASSETS:
    Cash and cash equivalents                                                       1,405,663     1,590,403
    Deferred and other assets                                                       6,500,000     4,800,000
    Other assets                                                                      841,189       849,289
                                                                                  -------------------------
          Total other assets                                                        8,746,852     7,239,692
                                                                                  -------------------------
                  Total assets                                                    $87,717,643   $72,521,889
                                                                                  =========================
Liabilities and Stockholders' Equity
                                                                                      1999          1998
                                                                                  -------------------------
TRUST DEEDS AND NOTES PAYABLE                                                     $48,216,139   $37,524,507
RELATED PARTY NOTES                                                                24,860,032    20,870,286
                                                                                  -------------------------
     Total trust deeds and notes payable                                           73,076,171    58,394,793
ACCOUNTS PAYABLE AND ACCRUED LIABILITIES                                            6,391,621     5,056,010
WARRANTY RESERVES                                                                     358,287       284,624
                                                                                  -------------------------
     Total liabilities                                                             79,826,079    63,735,427

MINORITY INTEREST                                                                     228,191       326,941
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
     Common stock, no par value; $1 stated value, 20,000,000 shares authorized;
        authorized, 10,293,735 and 10,284,135 shares issued and
        outstanding at  December 31, 1999 and 1998, respectively                   10,293,735    10,284,135
     Additional paid-in capital                                                    25,849,961    25,851,130
     Deferred Compensation                                                           -170,327      -241,130
     Stock Purchase Loans                                                            -496,934      -474,134
                                                                                  -------------------------
     Accumulated deficit                                                          -27,713,062   -26,960,480
                                                                                  -------------------------
            Total Equity                                                            7,763,373     8,459,521
                                                                                  -------------------------
                   Total Stockholders' Equity and Liabilities                     $87,817,643   $72,521,889
                                                                                  =========================

                                      ###